EXHIBIT 2.1



















                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN


                            HEALTHCARE PROPERTIES, LP


                                   ("SELLER")


                                       AND


                              HHC ROUND ROCK NC, LP


                                    ("BUYER")





                               DECEMBER ____, 2001



                                TABLE OF CONTENTS


      ARTICLE 1     DEFINITIONS...................................................................................1

      ARTICLE 2     AGREEMENT OF PURCHASE AND SALE................................................................5
              2.1   Agreement to Purchase and Sell................................................................5

      ARTICLE 3     CLOSING AND CONDITIONS........................................................................5
              3.1   Closing Conference............................................................................5
              3.2   Delivery to Title Company.....................................................................5
              3.3   Title Insurance and Survey....................................................................6
              3.4   Additional Conditions.........................................................................6
              3.5   Waiver of Conditions.........................................................................10
              3.6   Non-Competition Agreement....................................................................10
              3.7   Closing Date Extension.......................................................................10

      ARTICLE 4     COSTS AND PRORATIONS.........................................................................10
              4.1   Closing Costs................................................................................10
              4.2   Prorations...................................................................................11
              4.3   Default......................................................................................12

      ARTICLE 5     REPRESENTATIONS AND WARRANTIES...............................................................12
              5.1   Representations and Warranties of Seller.....................................................12
              5.2   Representations and Warranties of Buyer......................................................14
              5.3   Indemnifications.............................................................................15
              5.4   No Additional Representations or Warranties by Seller........................................15

      ARTICLE 6     MISCELLANEOUS................................................................................17
              6.1   Brokers and Consultants......................................................................17
              6.2   Survival of Representations and Warranties...................................................17
              6.3   Further Instruments..........................................................................17
              6.4   Entire Agreement; Amendments; Captions.......................................................17
              6.5   Consents and Approvals.......................................................................17
              6.6   Time of the Essence; Non-Business Days.......................................................17
              6.7   Attorneys' Fees..............................................................................17
              6.8   Cumulative Remedies..........................................................................17
              6.9   Governing Law................................................................................18
              6.10  Successors and Assigns.......................................................................18
              6.11  Notices......................................................................................18
              6.12  Counterparts.................................................................................18





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



Exhibit "A"       Property Description
Exhibit "B"       Bill of Sale
Exhibit "C"       Form of Closing Certificate
Exhibit "D"       Closing Procedure Letter
Exhibit "E"       Form of Special Warranty Deed
Exhibit "F"       Form of Estoppel Certificate
Exhibit "G"       Form of SNDA

                           PURCHASE AND SALE AGREEMENT


         THIS  PURCHASE  AND  SALE  AGREEMENT  (the  "Agreement")  is made as of
December _____, 2001, by and between HEALTHCARE PROPERTIES, LP, a Delaware limited partnership, fka Jacques-Miller Healthcare Properties, LP ("Seller") and HHC ROUND ROCK NC, LP, a Texas limited partnership ("Buyer").


                                    RECITALS


         Seller is the fee owner of that certain parcel of real property more particularly described in Exhibit "A" attached hereto (the "Land"). The Land is improved with certain buildings and other Improvements (as hereinafter defined) and together with the Improvements thereon is operated as a 120-bed long-term care nursing home (the "Facility"). Seller desires to sell, and Buyer desires to buy, all of the Property (as hereinafter defined) upon the terms and conditions set forth herein.


         NOW, THEREFORE, in consideration of the Recitals, the mutual covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


         As used herein (including any Exhibits attached hereto), the following terms shall have the following meanings:


         "Bill of Sale" shall mean a bill of sale in the form attached as Exhibit "B" hereto.


         "Business Agreement" shall mean any lease, rental agreement, management agreement, loan agreement, mortgage, easement, covenant, restriction or other agreement or instrument affecting all or a portion of the Property and which is presently in effect or binding upon Seller and relating to all or any portion of the Property.


         "Claim" shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.


         "Closing" shall mean the consummation of the sale and purchase provided for herein.


         "Closing Certificate" shall mean a certificate in the form of Exhibit "C".


         "Closing Date" shall mean December 31, 2001, unless extended as provided herein, or such earlier or later date as shall be hereafter agreed upon by the parties.


         "Closing Procedure Letter" shall mean a letter to the Title Company executed by Seller and Buyer setting forth directions for the Title Company in connection with the Closing and in a form to be mutually agreed upon by the parties and attached hereto as Exhibit "D".

         "Deed" shall mean a special warranty deed substantially in the form of Exhibit "E" attached hereto, executed by Seller, as grantor, in favor of Buyer, as grantee, conveying the Land and Improvements to Buyer, subject only to the Permitted Exceptions.


         "Effective Date" shall mean the date the last party hereto executes this Agreement.


         "Escrow Deposit" shall mean Twenty Five Thousand and No/100 Dollars ($25,000) to be delivered to the Title Company within two (2) business days after the Effective Date of which $100 shall be nonrefundable independent consideration for Buyer's exclusive option to purchase the Property and the right for due diligence granted herein.


         "Estoppel Certificate" shall mean the Tenant's estoppel certificate in the form of Exhibit "F".


         "Existing  Encumbrances"  shall  have the  meaning  given  such term in
Section 4.1(c).


         "Facility" shall mean the 120 licensed bed long-term, care facility.


         "Facility Data" shall mean all resident lists, resident leases, cost reports, employee records, employee welfare and benefit programs, pending insurance claims of whatsoever nature submitted in behalf of, or against, the Facility, income statements, and balance sheets for the three prior years plus for the reporting periods of the current year, other financial data reasonably requested by Buyer, and other data reasonably requested by Buyer to conduct its, and that of its investors or lenders, due diligence investigation.


         "Fixture" shall mean all property now or upon the Closing Date located on or about the Property which is attached or appurtenant thereto.


         "Hazardous Materials" shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous to the environment or to human health or safety, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons or byproducts, polychlorinated byphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead.


         "Improvements" shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Land, including, without limitation, parking lots and structures, roads, drainage and other utility structures and other so-called "infrastructure" improvements.


         "Intangible Property" means all of Seller's right, title and interest in all Permits and other intangible property or any interest therein now or on the Closing Date in connection with the Land, the Improvements or the Fixtures, or any business or businesses now or thereafter conducted by Seller or any

Lessee thereon or with the use thereof, including all rights of Seller in and to all contract rights, agreements, trade names, water rights and reservations, zoning rights, business licenses and warranties (including those relating to construction or fabrication) related to the Land, the Improvements or the Fixtures, or any part thereof.


         "Land" shall be the real property described on Exhibit "A".


         "Laws" means all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety, or handicapped persons, where the failure to abide by the same would have a material adverse effect on Buyer, Seller, the Property or the operation or use thereof.


         "Lease" means that certain Hearthstone of Round Rock lease dated January 31, 2001, between Seller and Tenant.


         "Medicaid  Beds"  means  the  seventy-seven   Medicaid  certified  beds
certified to the Facility.


         "Nursing Home" means the long term care facility located at 401 Oakwood Boulevard, Round Rock, Williamson County, Texas.


         "Permits" means all of Seller's right, title and interest in all permits, Medicaid contracts, licenses, approvals, entitlements and other governmental and quasi-governmental authorizations including, without limitation, certificates of occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property as a long term care nursing home.


         "Permitted Exceptions" shall mean those title exceptions or defects with respect to the Land and Improvements, those exceptions or defects appearing as listed exceptions on the Title Policy which have been approved pursuant to the provisions hereof by Buyer.


         "Personal Property" shall mean all Intangible Property and all furnishings, equipment, tools, machinery, fixtures, appliances and all other tangible personal property, other than the Fixtures, now or on the Closing Date located on or about the Land or Improvements or used in connection with the operation thereof which is owned by Seller.


         "Property" means, collectively, the Land and all rights, titles, and appurtenant interests, the Improvements, the Fixtures, architectural plans for expansion, the Personal Property, the Intangible Property, the Medicaid Beds and proceeds thereof. As used in the foregoing, "appurtenant interests" shall mean those interests which pass by operation of law with the conveyance of the fee simple estate in the Land and Improvements.


         "Purchase Price" shall mean an amount equal to Four Million and No/100 Dollars ($4,000,000.00).


         "Real Property" shall mean the Land, the Improvements and the Fixtures.

         "SNDA" shall mean the Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit "G".


         "Survey" shall mean a current land title survey ("Survey") of the Property prepared by a registered public land surveyor reasonably acceptable to Buyer. If the Survey complies with the standards of a Category 1-A, Condition II survey, as specified by the latest edition of the Manual of Practice for Land Surveying published by the Texas Surveyors Association, it shall be deemed acceptable to Buyer, however, Buyer shall retain the right to object to items disclosed in the Survey. The Survey shall be certified to Buyer and shall include: (i) the actual boundaries and dimensions of, and area within, the Property; (ii) a metes-and-bounds field note legal description of the Property;
(iii) the location of any easements, set-back lines, encroachments, overlaps, roadways or waterways, including volume and page references, if applicable; (iv) the outside boundaries and dimensions of all improvements; (v) the surveyor's registered number and seal, the date of the survey, and a certificate reasonably satisfactory to Buyer; (vi) a statement that the Property has access to and from a publicly dedicated street or road; (vii) information sufficient to cause the Title Company to delete (except for "shortages in area") the printed exception for "discrepancies, conflicts or shortages in area or boundary lines, or encroachments, or any overlapping of improvements" in the Owner's Title Policy; and (viii) the actual dimensions of, and area within, any portion of the Property that has been designated by the Federal Emergency Management Administration, the U.S. Army Corps of Engineers, or any other governmental agency or body as being subject to special flooding hazards. For purposes of the property description to be included in the Deed to be delivered to Buyer, any field notes prepared by the surveyor shall control any conflicts or inconsistencies with the description contained in this Agreement, and such field notes shall be incorporated into this Agreement upon their completion and approval by Buyer and Title Company.


         "Tenant" shall mean Hearthstone Health Center, Inc.


         "Tenant ROFR" shall mean Tenant's right of first refusal under the Lease to purchase the Real Property.


         "Title Commitment" shall mean the commitment for an owner's policy of title insurance in the amount of the Purchase Price setting forth the status of the title of the Property and showing all liens, claims, encumbrances, easements, rights-of-way, encroachments, reservations, restrictions, and any other matters of record affecting the Property. Seller shall additionally deliver or cause the Title Company to deliver to Buyer (i) a true, complete, and legible copy of all documents referred to in the Title Commitment, including, but not limited to, deeds, lien instruments, plats, reservations, restrictions and easements ("Title Documents"); and (ii) the results of UCC financing statement searches of the records of Williamson County, Texas, and the Texas Secretary of State (the "UCC Searches").


         "Title Company" shall mean the underwriter of the Title Policy and shall be Republic Title Company of Texas whose agent is Brian Fricke, 2626 Howell Street, 10th Floor, Dallas, Texas.


         "Title Policy" shall mean a Texas Form T-1 Owner's Policy of Title Insurance, together with such endorsements thereto as are reasonably requested by Buyer, with liability in the amount of the Purchase Price, dated as of the

Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property in Buyer, subject only to the Permitted Exceptions and to the standard printed exceptions included therein.


         "Warranties" shall mean all of Seller's right, title and interest in all assignable warranties, representations and guaranties with respect to the Property, whether express or implied, which Seller now holds or under which Seller is the beneficiary.

                                   ARTICLE 2
                         AGREEMENT OF PURCHASE AND SALE

         2.1 Agreement to Purchase and Sell. Subject to the Tenant ROFR, Seller hereby agrees to sell, convey and assign the Property to Buyer, and Buyer agrees to buy and accept the Property from Seller, on the terms and conditions and for the Purchase Price as hereinafter set forth.

                                   ARTICLE 3
                             CLOSING AND CONDITIONS

         3.1 Closing Conference. The Closing shall take place in Austin, Texas at the offices of Title Company's agent, Texas American Title Company, on or before the Closing Date unless extended as provided herein.

         3.2 Delivery to Title Company.

         (a) Deliveries by Seller. On or before the Closing Date, Seller shall deliver or cause to be delivered to Title Company in accordance with the Closing Procedures Letter, the following monies and items, all of which shall be in form and substance reasonably acceptable to Buyer, and each of which shall be executed by Seller and acknowledged by a notary public where applicable:

                  (i) By bank wire transfer (or credit towards the Purchase Price), the amount of Seller's income from the Property prorated from the Closing Date through the end of that current calendar month (the "Income Proration");

                  (ii) The duly executed and acknowledged Deed;

                  (iii) Payoff letters and UCC terminations from the holders or claimants of, or with respect to, any encumbrance or monetary lien affecting the Property, other than Permitted Exceptions, stating the cash amount required to be paid and where and to whom such amount is to be paid (by bank wire instruction) in order to satisfy and discharge of record such encumbrances;

                  (iv) the Bill of Sale;

                  (v) A Closing Certificate, dated as of the Closing Date;

                  (vi) Resolutions authorizing the transactions described in this Agreement and confirming the authority of the persons executing conveyance documents to do so;

                  (vii) By bank or wire transfer, an amount equal to the 2001 real property and ad valorem taxes due with respect to the Real Property (provided, such amount may be escrowed pursuant to an escrow agreement mutually agreeable to the parties), or evidence acceptable to Buyer that same have been paid in full;

                  (viii) An assignment of the Lease from Seller to Buyer, and all tax, insurance and security deposit escrows held by Seller pursuant to the Lease; and

                  (ix) The Estoppel Certificate and SNDA, executed by Tenant.

         (b) Items To Be Delivered by Buyer. On or before the Closing Date, except for the Escrow Deposit, Buyer shall deliver to the Title Company, in accordance with the Closing Procedure Letter, the following items, all of which shall be in form and substance acceptable to Seller, and each of which shall be executed by Buyer (or other appropriate party) and acknowledged by a notary public where applicable:

                  (i) By bank wire transfer,  the amount of the Purchase  Price;
         and

                  (ii) A Closing Certificate, dated as of the Closing Date.

         (c) Items To Be Delivered by Both Buyer and Seller. Buyer and Seller shall jointly deliver all notices of change of ownership or other similar notices required by any governmental or quasi-governmental authority or agency having jurisdiction over the Property or any portion thereof or any activities occurring on the Property or deemed reasonably advisable by Buyer.

         3.3 Title Insurance and Survey. As a condition to Buyer's obligation to consummate the transactions herein contemplated, Buyer shall receive, at Seller's expense, within five (5) days after the Effective Date the Survey and an unconditional, irrevocable commitment from the Title Company to issue the Title Policy Commitment. Seller shall deliver to Title Company such instruments, documents, payments, indemnities, releases and agreements and shall perform such other acts as Title Company shall reasonably require in order to issue the Title Policy. Buyer will have five (5) days after receipt of both the Title Policy Commitment and Survey to object. Failure of Seller to satisfactorily correct such objections within three (3) days after notice will entitle Buyer to terminate this Agreement receiving a refund of the Escrow Deposit or to waive the objections in writing.

         3.4 Additional Conditions.

         (a) Mutual Conditions.  In addition to the conditions provided in other
provisions  of  this   Agreement,   each  party's   obligation  to  perform  its
undertakings provided in this Agreement is conditioned upon the following:

                  (i) Performance by Other Party. The due performance by the other party of each and every material undertaking and agreement to be performed by it hereunder (including the delivery by such other party of the monies and items specified in Section 3.2).

                  (ii) Representations and Warranties. Each representation and warranty made by the other party in this Agreement shall be true and correct in all material respects on the date hereof and at all times up to and including the Closing Date.

                  (iii) No Bankruptcy or Dissolution. None of the following shall have been done by, against or with respect to Buyer or Seller:
         (A) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; (F) a dissolution or liquidation; or (G) the implementation of enforcement procedures by the Texas Department of Human Services ("TDHS") as to the operation of the nursing home or withholding of vendor payments.

         (b) Conditions to Buyer's Performance. In addition to the conditions provided elsewhere in this Agreement, Buyer's obligation to perform its undertakings provided in this Agreement is conditioned upon the following:

                  (i) No Damage. Between the Effective Date and the Closing Date, inclusive, no destruction of or damage or loss from any cause whatsoever, shall have occurred with respect to the Property which, according to Buyer's reasonable estimate, would cost, in the aggregate, more than Fifty Thousand and No/100 Dollars ($50,000.00) to repair, restore and replace or would take longer than thirty (30) days to repair, restore and replace.

                  (ii) No Taking. No taking, threatened taking (or consideration by a governmental authority of a taking) of the Land or any material part thereof by eminent domain shall have occurred which would materially and adversely affect the value or use of the Property or portion thereof.

                  (iii) Approval of Due Diligence Results. On or before five (5) days from the Effective Date, Buyer shall have received and approved the following from Seller, if in Seller's possession ("Due Diligence Material").

                           (A) an environmental assessment of the Property;

                           (B) evidence of compliance  with all building  codes,
                  zoning ordinances and other governmental entitlements as necessary for the operation of the Property for the current and intended use, including without limitations, certificates of occupancy, health care provider permits and agreements, Medicare and Medicaid approvals, licenses and such other permits, licenses, approvals, agreement and authorizations as are required for the operation of the Property for the current and intended use.

                           (C) Copies of the TDHS  survey  reports  and plans of
                  correction, if any, for the three (3) prior years and for-the current year;

                           (D) Architectural drawings;

                           (E) The Due Diligence Material, if in Seller's possession, which shall be delivered by Seller to Buyer within five (5) days from the Effective Date and supplemented through the Closing Date;.

                           (F) Reasonable  access and inspection of the Facility
                  which Seller will provide Buyer after the Effective Date through the Closing;

                           (G) A  copy  of the  executed  Lease,  including  all
                  exhibits and schedules thereto, and Tenant's executed waiver of the Tenant ROFR; and

                           (H) Copies of all financial statements and other financial information in Seller's possession regarding Tenant and all guarantors of Tenant.

                  (iv) Approval of Due Diligence Material. Buyer shall have completed its review of, and shall have approved, all Due Diligence Material within ten (10) days after the Effective Date and if finding objections ("Objections") to the Due Diligence Material, Buyer shall notify Seller in writing of Objections within the same time period.
         Seller will have five (5) days to cure Objections to Buyer's satisfaction. Failure to timely cure the Objections within this time period will entitle Buyer to either terminate this Agreement within five (5) days thereafter and receive a return of the Escrow Deposit or to waive the Objections.

                  (v) Confidential Information.

                           (A) Buyer agrees to keep all of the Confidential Information, whether transmitted orally, in writing or in any other form, and whether prepared by Seller or its employees, agents advisors or their representatives, in strict confidence and shall not disclose it to any third party without the prior written consent of the Seller, provided, however, that any of such Confidential Information may be disclosed to a representative of the Buyer who needs to know such information for the purpose of evaluating any such possible transaction between the Buyer and the Seller (it being understood that such representatives shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially). All Confidential Information transmitted hereunder shall be and remain the property of Seller. Buyer agrees that the Confidential Information shall be used solely for the purpose of evaluating a possible negotiated transaction between the Seller and the Buyer and not for any other purpose including using the Confidential Information in the conduct of the business affairs of Buyer's business. Buyer agrees to be responsible for a breach of this
                  Section 3.4(b)(v) by any third party to whom the Buyer has provided the Confidential Information. Buyer agrees that if the transaction contemplated by this agreement does not proceed within a reasonable time, then Buyer shall promptly deliver to the Seller all written Confidential Information and any other written material containing or reflecting Confidential Information and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by the Buyer, or respective representatives, based on the information included in the Confidential Information shall be promptly destroyed, and such destruction shall be certified in writing by an authorized officer of Buyer. Notwithstanding the return or destruction of any Confidential Information, the Buyer shall continue to be bound by its obligations of confidentiality and other obligations hereunder. Buyer hereby acknowledges and agrees that, in the event of any breach of this Section 3.4(b)(v) by Buyer or its representatives, including, without limitation, the actual or threatened disclosure of Confidential Information without the express prior written consent of Seller, Seller will suffer irreparable harm and injury and no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Buyer hereby agrees that, in any such event, the Seller shall be entitled to seek specific performance of the Buyer's obligations under this Section 14(b)(v), as well as such further injunctive relief as may be granted by a court of competent jurisdiction. The provisions of this Section 3.4(b)(v) will continue in full force and effect for a two (2) year period after the execution of this Agreement.

                           (B) For the  purposes of this  agreement,  the,  term
                  "Confidential Information" shall mean any and all sensitive business, financial and technical information provided prior to the execution of this Agreement and to be provided after the execution of this Agreement by Seller to Buyer, including, without limitation, financial statements, reports and data, customer lists, trade secrets, technical data, software, code, proprietary information, and any other confidential information regarding the Seller, its affiliates and its respective businesses.

                           (C) Seller  acknowledges the  confidential  nature of
                  this Agreement and agrees not to disclose its terms to third parties (other than third parties directly engaged by Seller to assist Seller in evaluating and consummating the transactions described in this Agreement), including, but not limited to, competitors, lenders, landlords, employees, constituents, vendors, hospitals, medical directors, or residents without the written approval of Buyer.

         3.5 Waiver of Conditions. Any party may at any time or times, in its sole discretion, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of such default or as a modification of this Agreement nor shall any such failure or delay prevent the exercise of any right by the nonbreaching party while the default continues.

         3.6 Non-Competition Agreement. Seller, its affiliates, assigns or employees, agree not to compete for a period of twenty-four (24) months with Buyer in the delivery, directly or indirectly, of skilled nursing services as provided in the Facility on the Effective Date within the county where the Property is located or in addition within a twenty-five (25) mile radius of the Property if the Facility is located within twenty-five (25) miles of the county boundary. Seller also agrees not to solicit, hire, or retain the service of any employees or subcontractors of the Nursing Home for the purpose of providing skilled nursing services for a period of twenty-four (24) months after the Closing Date within the county where the Property is located or in addition within a twenty-five (25) mile radius of the Property if the Facility is located within twenty-five (25) miles of the county boundary, or solicit, directly or indirectly, either individually or as an employee of another provider, residents of the Nursing Home to move elsewhere. The parties agree that injunctive remedies, as well as other legal and equitable remedies, including damages, will be available to Buyer in the event Seller breaches this covenant not to compete and Seller agrees to waive all requirements that Buyer post a bond in the event Buyer must pursue the remedies herein.

         3.7 Closing Date Extension. In the event the Tenant ROFR has not expired, terminated or been waived by Tenant prior to the Closing Date, Seller may extend the Closing Date to January 31, 2002, by delivering written notice thereof to Buyer.

                                   ARTICLE 4
                              COSTS AND PRORATIONS

         4.1 Closing Costs.

         (a) Seller's Costs. Seller shall pay:

                  (i) all expenses of the Survey and the issuance of the Title Policy (not including any Survey amendments or endorsements), and all escrow fees and charges;

                  (ii) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein;

                  (iii) other than as specifically set forth in Section 6.1, any and all broker's fees or similar fees claimed by any party employed by Seller in connection with the transactions contemplated herein; and

                  (iv) Seller's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Seller hereunder, including without limitation, the cost of all performances by Seller of its obligations hereunder.

         (b) Buyer's Costs. Buyer shall pay:

                  (i) other than as specifically set forth in Section 6.1, any and all broker's fees or similar fees claimed by any party employed by Buyer in connection with the transactions hereunder;

                  (ii) all costs of Buyer's due diligence; and

                  (iii) Buyer's legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Buyer hereunder, including without limitation, the cost of all performances by Buyer of its obligations hereunder.

         (c) Existing Encumbrances. The Property is presently encumbered by certain deeds of trust and certain other security instruments (collectively, the "Existing Encumbrances"). Seller shall cause the Existing Encumbrances and all indebtedness secured thereby to be fully satisfied, released and discharged of record on or prior to the Closing Date (recognizing that Seller may use the proceeds of the sale contemplated hereby to satisfy the same) so that Buyer shall take title to the Property free of the Existing Encumbrances.

         4.2 Prorations.

         (a) Items To Be Prorated. Seller's income and expenses from the Property shall be prorated between Seller and Buyer on the Closing Date, computed as of the Closing Date with income and expenses for the Closing Date itself being allocated to Buyer.

         (b)  Procedure.   In  the  event  any  prorations,   apportionments  or
computations made under this Section 4.2 shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the one from whom it is entitled to such adjustment within one hundred twenty (120) days after the Closing Date.

         (c) Indebtedness. Seller shall pay all amounts which are due or accrue under the Existing Encumbrances prior to and including the Closing Date, including, without limitation, all interest accrued on all of the same prior to and including the Closing Date.

         4.3 Default.

         (a) Except as otherwise set forth herein, Seller's default under the terms of this Agreement will entitle Buyer, as its sole remedies, to:

                  (i) terminate this Agreement and receive a return of the Escrow Deposit, and/or

                  (ii) file suit for specific performance.

         (b) Buyer's default under the terms of this Agreement will entitle Seller to terminate this Agreement and retain the Escrow Deposit.

         (c) The prevailing party shall be entitled to attorneys' fees and expenses as described in paragraph 6.7.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer the following:

         (a) Title. Buyer will acquire hereunder good and indefeasible title to, and the entire right, title, and interest in, the Property, free and clear of any and all leases, liens, encumbrances, or other liabilities, subject only to the Permitted Exceptions.

         (b) Utilities. To the best of Seller's knowledge, the Property has available to its boundaries adequate utilities, including without limitation, adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection, as is required for the operation of the Property as a long term care nursing home.

         (c) Physical Condition, Completeness.

                  (i) To the best of Seller's knowledge, the Property has been constructed in a good, workmanlike and substantial manner, free from material defects and in accordance with all Laws.

                  (ii) To the best of Seller's knowledge, the Property is properly zoned for its current use.

                  (iii) To the best of Seller's knowledge, the Property, and each portion thereof, is in good condition and repair and is free from material defects.

                  (iv) To the best of Seller's knowledge, there are no soil or drainage conditions adversely affecting the Property.

         (d) Lease in Full Effect. The Lease, as currently in effect with all amendments and modifications thereto, is attached hereto as Schedule 5.1(6). No default under the Lease exists, on the part of the Seller, or Tenant. As of the Closing Date, the Tenant ROFR has been satisfied or waived.

         (e) Due Authorization, Execution, Organization, Etc.

                  (i) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are, and on the Closing Date will be, duly authorized, executed and delivered by and are binding in accordance with their terms upon, Seller, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and of legal or equitable principles generally and covenants of good faith and fair dealing.

                  (ii) Seller, if other than an individual, is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of Texas. Seller has the power and authority to enter into this Agreement and all agreements, instruments and documents herein provided and to consummate the transactions contemplated thereby.

                  (iii) Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with this Agreement, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Seller or the Property.

                  (iv) On and immediately after the Closing Date, Seller will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair salable value) of the assets of Seller is not less than the total amount required to pay the probable liabilities of Seller on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) Seller is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) Seller has not incurred debts or liabilities beyond its ability to pay such debts and liabilities as they mature. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (f) Existing Agreements. There are no material agreements or understandings (whether written or oral) to which Seller is a party or is bound, including, without limitation, any Business Agreements, relating to the Property or the operation or use thereof other than the Lease, Permitted Exceptions and those documents and instruments which have been delivered to Buyer by Seller prior to the Closing Date.

         (g) Litigation, Condemnation. Seller has received no written notice of any material actions, suits or proceedings pending or threatened before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting the Property or any portion thereof. Seller has received no written notice of any existing, proposed or threatened eminent domain or similar proceedings which would affect the Land or Improvements in any manner whatsoever.

         (h) No Intangible Property. Other than any right that Seller may have to use the name of the nursing home located on the Property, there is no Intangible Property owned or held by Seller necessary in any material way to the use or operation of the Property.

         (i) Nonsolicitation by Seller. Seller will not solicit, directly or indirectly, residents to relocate from the Facilities to third-party facilities or other Seller facilities not subject to the terms of this Agreement, from and after the Effective Date and continuing for a period of twenty-four (24) months after the Closing Date. Breach of this Seller's representation and warranty shall entitle Buyer to pursue all judicial and equitable remedies available and if Buyer prevails, to have Seller pay expenses and reasonable attorney's fees.

         (j) Claims. To the best of Seller's knowledge without due inquiry, on or prior to the Closing Date, there exists no intentional act or omission on the part of Seller which is or may be the basis of any Claim with respect to the Property.

         5.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

         (a) Execution. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application and by legal or equitable principles relating to, limiting or affecting the enforceability of creditors' rights generally.

         (b) Authorization. Buyer has the authority to enter into this Agreement and consummate the transactions herein provided and nothing prohibits or restricts the right or ability of Buyer to close the transactions contemplated hereunder and carry out the terms hereof.

         (c) Continuing Representation and Warranties. Buyer will reaffirm at Closing its representations and warranties herein and prior to Closing its representations and warranties herein and prior to Closing will immediately notify Seller if Buyer discovers that an event, past, present or future, renders any of the representations and warranties no longer accurate.

         (d) Nonsolicitation by Buyer. Buyer, its agents and employees, will maintain in strict confidence all information obtained pursuant to this Agreement; will return all information to Seller obtained from Seller or in the Due Diligence Period to Seller if there is no Closing; and Buyer will not solicit or hire, directly or indirectly, any of Seller's agents or employees to work for Buyer for a period of twenty-four (24) months if this transaction does not close. Breach of this Buyer's representation and warranty will entitle Seller to pursue all judicial and equitable remedies available and if Seller prevails, to have Buyer pay expenses and reasonable attorney's fees.

         5.3 Indemnifications.

         (a) Indemnification by Seller. Seller shall hold harmless, indemnify and defend Buyer and the Property from and against any Claim that (i) results from any breach of any representation or warranty of Seller contained in this Agreement or in any document executed in connection with this Agreement, or (ii) results from any other breach or default by Seller under this Agreement or in any document executed in connection with this Agreement.

         (b) Indemnification by Buyer. Buyer shall hold harmless, indemnify and defend Seller from and against any Claim that (i) results from any breach of any representation or warranty of Buyer contained in this Agreement or in any document executed in connection with this Agreement, (ii) results from any breach or default by Buyer under this Agreement or in any document executed in connection with this Agreement, or (iii) arises out of the intentional act or omission of Buyer, to the extent such Claim arises out of such negligent or intentional act or omission of Buyer occurring after the Closing Date, provided Buyer has actual knowledge of such intentional act or omission, or occurring during the course of Buyer's inspection of the Property prior to the Closing Date.

         5.4 No Additional Representations or Warranties by Seller. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED ABOVE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS,
WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY

OR BODY; (E) THE HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE FOREGOING, AND EXCEPT AS PROVIDED HEREIN, SELLER DOES NOT AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL INSECTICIDE, FUNGICIDE AND RODENTICIDE ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, THE TEXAS NATURAL RESOURCES AND ADMINISTRATIVE CODES, THE TEXAS WATER CODE, THE TEXAS SOLID WASTE DISPOSAL ACT, THE TEXAS HAZARDOUS SUBSTANCES SPILL PREVENTION AND CONTROL ACT, ANY SO CALLED FEDERAL, STATE OR LOCAL "SUPERFUND" OR "SUPERLIEN" STATUTE, OR ANY OTHER
STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS MATERIALS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, BEING GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER WILL BE PURCHASING THE PROPERTY PURSUANT TO ITS INDEPENDENT EXAMINATION, STUDY,
INSPECTION AND KNOWLEDGE OF THE PROPERTY, AND BUYER IS RELYING UPON ITS OWN DETERMINATION OF THE VALUE OF THE PROPERTY AND USES TO WHICH THE PROPERTY MAY BE PUT, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT, EXCEPT AS PROVIDED HEREIN, SELLER HAS NOT MADE AND WILL NOT BE OBLIGATED TO MAKE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND, EXCEPT AS PROVIDED HEREIN, SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE OCCURRENCE OF THE CLOSING SHALL CONSTITUTE AN ACKNOWLEDGMENT BY BUYER THAT THE PROPERTY WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (EXCEPT FOR THE SPECIFIC WARRANTIES SET FORTH HEREIN AND THE WARRANTIES OF TITLE SET FORTH IN THE DEED AND BILL OF SALE, IF ANY), AND OTHERWISE IN AN "AS IS," "WHERE IS," AND "WITH ALL FAULTS" CONDITION BASED SOLELY ON BUYER'S OWN INSPECTION. THE PARTIES AGREE THAT THIS PROVISION WAS A SUBSTANTIAL FACTOR IN DETERMINING THE PURCHASE PRICE OF THE PROPERTY AND THAT THE ACKNOWLEDGMENTS AND AGREEMENTS OF BUYER SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND SHALL NOT BE MERGED THEREIN.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 Brokers and Consultants. Seller represents and warrants to Buyer that no broker or consultant has been or will be engaged by Seller with respect to this transaction, other than Capital Realty Group Senior Housing, Inc., which shall be paid by Seller. Buyer represents and warrants to Seller that no broker or consultant has been or will be engaged by Buyer with respect to this transaction other than the Frey Group, which shall be paid by Buyer.

         6.2 Survival of Representations and Warranties. All warranties and representations contained in Sections 5.1, 5.2 and 6.1 of this Agreement shall survive the Closing hereunder and the transfer and conveyance of the Property hereunder and any and all performances hereunder for a period of one (1) year unless otherwise specified.

         6.3 Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by the other, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

         6.4 Entire Agreement; Amendments; Captions. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior or contemporaneous agreements or understandings, verbal or written, between the parties hereto respecting such matters. This Agreement may be amended by written agreement of amendment executed by both parties thereto, but not otherwise. Section headings shall not be used in construing this Agreement.

         6.5 Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

         6.6 Time of the Essence; Non-Business Days. Subject to the next full sentence, time is of the essence of this Agreement. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date shall be extended until the immediately following business day. As used herein, "business day" means any day other than Saturday, Sunday or a federal holiday.

         6.7 Attorneys' Fees. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and reasonable costs and expenses incurred by the prevailing party, including such fees and costs incurred with respect to appeals, arbitrations and bankruptcy proceedings.

         6.8 Cumulative Remedies. Except as provided in Section 4.3, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

         6.9 Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Texas, without regard to the rules governing choice of law.

         6.10 Successors and Assigns. Either Buyer or Seller may assign or transfer its rights or obligations under this Agreement with the prior written consent of the other party which shall not be unreasonably withheld.

         6.11 Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by either (i) United States registered or certified mail, return receipt requested, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

                  To Seller:       Healthcare Properties, LP
                                   c/o Capital Realty Group Senior Housing, Inc.
                                   14160 Dallas Parkway, Suite 300
                                   Dallas, Texas 75240
                                   Attention:  Mr. David Brickman

                  with copy to:    Dewey Leggett
                                   David, Goodman & Madole
                                   5420 LBJ Freeway, Suite 1200
                                   Dallas, Texas 75240

                  To Buyer:        HHC Round Rock NC, LP
                                   13915 Burnet Road, Suite 400
                                   Austin, TX 78728
                                   Attention: Mr. Lew Little

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same into be given. Any party hereto may designate a different address for itself by notice to the other party in accordance with this Section 6.11. In the event a party is not a natural person, delivery to an officer, director or partner of such party shall be deemed delivery to such party.

         6.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Facsimile signatures to this Agreement shall be effective for all purposes.


                             Signature Page Follows

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     BUYER:

                                     HHC ROUND ROCK NC, LP, its general partner

                                     By: CapWest - Texas, LLC


                                         By:
                                            ------------------------------------
                                         Printed Name:
                                                      --------------------------
                                         Title:
                                               ---------------------------------


                                     SELLER:

                                     HEALTHCARE PROPERTIES, LP

                                     By: Capital Realty Group Senior Housing,
                                         Inc.,  its general partner


                                         By:  /s/ Robert Lankford
                                            ------------------------------------
                                         Printed Name:   Robert Lankford
                                                      --------------------------
                                         Title:           President
                                                      --------------------------


ACKNOWLEDGE RECEIPT OF $____________
AS THE ESCROW DEPOSIT ON ___________, 2001

REPUBLIC TITLE COMPANY OF TEXAS


By:
   ---------------------------------------
Printed Name:
             -----------------------------
Title:
      ------------------------------------

                                   EXHIBIT "A"

                              PROPERTY DESCRIPTION

                                    Exhibit A

TRACT 1:

LOT 22, BLOCK "K", OF AMENDED PLAT OF THE OAKLANDS SECTION TWO REVISED, a subdivision in Williamson County, Texas, according to the map or plat thereof recorded in Cabinet J. Slide(s) 160-161, Plat Records of Williamson County, Texas.


TRACT 2:


The reciprocal and non-exclusive easements created, defined, and limited by that certain Reciprocal Easement Agreement dated July 10, 1987, recorded in Volume 1633, Page 61, official Records, Williamson County, Texas, by and between Lifemark Hospitals, Inc., a Delaware corporation, and National Living Centers, Inc. dba ARA Living Centers, a Delaware corporation, in over, upon and under the properties described in Exhibits "A", "B" and "C" of said agreement.

                                   EXHIBIT "B"

                                  BILL OF SALE

                                  BILL OF SALE

THE STATE OF TEXAS         ss.
                           ss.       KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TRAVIS           ss.


         That Healthcare Properties, LP, a Delaware limited partnership, flea Jacques-Miller Healthcare Properties, LP ("Grantor") for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Grantor in hand paid by HHC Round Rock NC, LP, a Texas limited partnership ("Grantee") the receipt of which is hereby acknowledged, has BARGAINED, SOLD AND DELIVERED, and by these presents does BARGAIN, SELL AND DELIVER, unto the said Grantee all of Grantor's rights, titles, and interests in and to the following described personal property in Williamson County (collectively, the "Personal Property"), to wit:


         (a) any and all buildings, improvements, structures, and tenements (the "Improvements" now or hereafter attached to or placed, erected, constructed, or developed on the real property described in more detail on Exhibit "A" attached hereto (the "Real Property");


         (b)  all  equipment,   fixtures,   furnishings,   inventory,   building
materials, and articles of personal property (the "Personalty") attached to or used in or about the Improvements;


         (c) all water and water rights, timber, crops, and mineral interests pertaining or allocable to the Real Property;


         (d) all plans and specifications for the Improvements;


         (e) all rights under any documents, contracts, contract rights, accounts, commitments, construction contracts (and all payment and performance bonds, statutory or otherwise, issued by any surety in connection with any such construction contracts, and the proceeds of such bonds), architectural contracts, engineering contracts, and general intangibles arising from or by virtue of any transactions related to the Real Property, the Improvements, or the Personalty; and


         (f) all other interests of every kind and character that Grantor now has in and to the Real Property, Improvements and Personalty and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property.


         This Bill of Sale is made and accepted free of any liens and security interests affecting the Personal Property.


         TO HAVE AND TO HOLD the aforesaid Personal Property unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to forever WARRANT and DEFEND the title to the Personal Property unto the said Grantee, its successors and assigns, against any person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.

         EXECUTED on December _____, 2001.


                                    GRANTOR:

                                    HEALTHCARE PROPERTIES, LP

                                    By:  Capital Realty Group Senior Housing,
                                         Inc., its general partner


                                         By:
                                            ------------------------------------
                                         Printed Name:
                                                      --------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT "C"


                           FORM OF CLOSING CERTIFICATE

                             COMPLIANCE CERTIFICATE


         THIS COMPLIANCE CERTIFICATE is made as of the _____ day of December, 2001, by Healthcare Properties, LP, a Delaware limited partnership, fka Jacques-Miller Healthcare Properties, LP ("Seller") to HHC Round Rock NC, LP, a Texas limited partnership ("Buyer").


                                    RECITALS


         A. Seller and Buyer are parties to that certain Purchase and Sale Agreement (the "Agreement"), dated as of the date hereof, pursuant to which and subject to the terms and conditions therein set forth, Seller agrees to sell to Buyer the 120-bed, long-term care nursing home located at 401 Oakwood Boulevard, Round Rock, Texas, as more particularly defined and described in the Agreement.


         B. Section 3.2(a)(v) of the Agreement requires the delivery of this Closing Certificate.


         NOW THEREFORE, pursuant to Section 3.2(a)(v) of the Agreement, Seller does hereby represent and warrant to Buyer that each and all of the representations and warranties of Seller contained in the Agreement, including but not limited to those set forth in Section 5.1 of the Agreement, are true and correct as of the date hereof as if made on and as of the date hereof.


         FURTHER, Seller has performed and complied in all respects with all covenants, agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by it on or before the Closing, except as may have been otherwise waived by Buyer.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first written.

                                     SELLER:

                                     HEALTHCARE PROPERTIES, LP

                                     By:  Capital Realty Group Senior Housing,
                                          Inc., its general partner


                                          By:
                                             -----------------------------------
                                          Printed Name:
                                                       -------------------------
                                          Title:
                                                --------------------------------

                                   EXHIBIT "D"

                            CLOSING PROCEDURE LETTER



Not included.

                                   EXHIBIT "E"

                          FORM OF SPECIAL WARRANTY DEED

                              SPECIAL WARRANTY DEED


         Healthcare Properties, LP, a Delaware limited partnership, fka Jacques-Miller Healthcare Properties, LP ("Grantor") for $10.00 and other valuable consideration paid to Grantor for which no lien either express or implied is retained, does Grant, Sell, and Convey unto HHC Round Rock NC, LP, a Texas limited partnership ("Grantee") the following described real property, together with all improvements thereon, situated in Williamson County, Texas (the "Property"):


         That certain tract of land in Williamson County, Texas and being more particularly described in Exhibit "A" attached hereto and made a part hereof.


         To Have And To Hold the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, Grantee's successors and assigns, forever.


         And Grantor does hereby bind Grantor, Grantor's successors and assigns, to Warrant And Forever Defend, all and singular, the Property unto Grantee, Grantee's successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise.


         Grantee's Mailing Address: 13915 Burnet Road Suite 400
                                    Austin, Texas 78728

         Executed as of the _____ day of December, 2001.

                                    GRANTOR:

                                    HEALTHCARE PROPERTIES, LP

                                    By:  Capital Realty Group Senior Housing,
                                         Inc.,  its general partner


                                         By:
                                            ------------------------------------
                                         Printed Name:
                                                      --------------------------
                                         Title:
                                               ---------------------------------


                                    ACCEPTED BY GRANTEE:

                                    HHC ROUND ROCK NC, LP

                                    By: CapWest- Texas, LLC, its general partner


                                        By:
                                           -------------------------------------
                                        Printed Name:
                                                     ---------------------------
                                        Title:
                                              ----------------------------------


THE STATE OF TEXAS          ss.
                            ss.
COUNTY OF ___________       ss.

         This instrument was acknowledged before me on the _____ day of ____________, _____, by ________________, _______________ of Capital Realty
Group Senior Housing, Inc., the General Partner of Healthcare Properties, LP, on behalf of said limited partnership.


                                        ----------------------------------------
                                        Notary Public - State of Texas
                                        Print Name:
                                                   -----------------------------
                                        My commission expires:
                                                              ------------------


THE STATE OF TEXAS         ss.
                           ss.
COUNTY OF____________      ss.

         This instrument was acknowledged before me on the _____ day of ____________, _____, by ________________, ________________ of CapWest - Texas,
LLC, the General Partner of HHC Round Rock NC, LP, on behalf of said limited partnership.



                                        ----------------------------------------
                                        Notary Public - State of Texas
                                        Print Name:
                                                   -----------------------------
                                        My commission expires:
                                                              ------------------

                                   EXHIBIT "F"


                          FORM OF ESTOPPEL CERTIFICATE

                           LEASE ESTOPPEL CERTIFICATE


         THIS LEASE ESTOPPEL CERTIFICATE (this "Certificate") is made this _____ day of December, 2001, by Hearthstone Health Center, Inc., a Texas corporation ("Tenant"), to and for the benefit of Healthcare Properties, LP, a Delaware limited partnership, fka Jacques-Miller Healthcare Properties, LP ("Landlord"), and may be relied upon by Landlord and by HHC Round Rock NC, LP, a Texas limited partnership ("Buyer"), together with any and all lenders to Buyer and any and all of the respective immediate and remote successors and/or assigns of any of the foregoing (all of the foregoing, individually and/or collectively, the "Addressees").


                                   WITNESSETH:


         WHEREAS, Tenant is the tenant under that certain lease, dated as of January 31, 2001 (the "Lease"), covering certain premises designated as 401 Oakwood Boulevard, Round Rock, Texas, as more particularly defined and described in the Lease (the "Leased Premises"); and


         WHEREAS,   Landlord  has   requested   that  Tenant   provide   certain
certifications with respect to the Lease which may be relied upon by the Addressees;


         NOW, THEREFORE, Tenant hereby certifies as follows:


         1. The Lease has not been modified, is in full force and effect and represents the entire agreement between Landlord and Tenant as to Tenant's interest in the Leased Premises. The Lease is guaranteed by ___________________ and such guaranty(s) is/are in full force and effect.


         2. The fixed annual rent currently payable under the Lease (excluding electricity charges) is $ ______ per month). With respect to additional rent payable under the Lease for real estate taxes, the base tax year is ______and Tenant's pro rata share is 100%; and for utility charges, the base year is N/A and Tenant's pro rata share is 100%.


         3. Fixed annual rent under the Lease has been paid to and including the monthly installment due and payable on ___________________.


         4. The commencement date for the Lease occurred on ___________________. The scheduled expiration date for the Lease is ___________________, and there are no renewal options other than ___________________. All free rent periods under the Lease have expired and Tenant is not entitled to any future rent concessions other than ___________________.


         5. No part of the Leased Premises has been subleased, nor has the Lease been assigned.


         6. The total security originally posted by Tenant under the Lease, whether in the form of cash or otherwise, was $______________.


         7. Neither Landlord nor Tenant is in default of its obligations under the Lease.

         8. Tenant has taken possession of the Leased Premises, all work to be performed by Landlord under the Lease, if any, has been completed in accordance with the Lease and all contributions, reimbursements, rent concessions, work credits and allowances due to Tenant under the Lease in connection with any work have been paid in full.


         9. No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state and there are no claims or actions pending against Tenant which if decided against Tenant would materially and adversely affect Tenant's financial condition or ability to perform Tenant's obligations under, or in respect of, the Lease.


         10. This certificate has been duly authorized, executed and delivered by Tenant.


         Tenant acknowledges and agrees that this certificate may be relied upon by, and shall inure to the benefit of the Addressees.


         IN WITNESS WHEREOF, Tenant has executed this Certificate as of the date above first written.

                                     TENANT

                                     HEARTHSTONE HEALTH CENTER, INC.


                                     By:
                                        ----------------------------------------
                                     Printed Name:
                                                  ------------------------------
                                     Title:
                                           -------------------------------------

                                   EXHIBIT "G"


                                  FORM OF SNDA

             Subordination, Nondisturbance and Attornment Agreement


                          SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT


         This   Subordination,    Nondisturbance   and   Attornment    Agreement
("Agreement"),  dated _________,  20_________,  is between ________________ (the
"Tenant") and ________________ (the "Lender").


                                    Recitals


         A. Tenant has entered into a certain lease (the "Lease") of premises (the "Premises") more particularly described in Schedule 1 hereof.


         B. Tenant has been advised that Lender intends to make certain loans (collectively, the "Loan") to the owner of the Premises ("Mortgagor"), subject to the terms and conditions set forth in a mortgage (the "Mortgage") to be granted by Mortgagor to Lender covering the Premises.


         C. The term "Landlord" shall mean Mortgagor, or any other person (other than Lender) who has been, is or becomes the owner of the Premises during-the term of the Lease.


         D. As a condition precedent to the disbursement of funds on the Loan, Lender requires Mortgagor to obtain this Agreement from Tenant.


                                    AGREEMENT


         NOW, THEREFORE, in consideration of the premises, Tenant and Lender hereby agree as follows:


         Section 1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof, and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage, to the lien thereof, to all modifications and extensions thereof, and to the Loan and all other sums secured thereby.


         Section 2. Nondisturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or for the seizure and sale of the Premises, or if Lender acquires the Premises through foreclosure, deed in lieu of foreclosure (or dation en paiement), Lender shall maintain the Tenant in possession under the terms of the Lease, provided that at all of such times the Lease shall be in full force and effect and shall not have expired or been terminated, and Tenant shall not be in default under the terms, covenants and conditions of the Lease or of this Agreement.


         Section 3. Attornment. Tenant agrees that if the Lender shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed in lieu of foreclosure (dation en paiement) or otherwise, the Lease shall not be terminated or affected thereby, but shall continue in full force and effect as a direct lease between Tenant and Lender upon all the terms, covenants and conditions set forth in the Lease. In such event, Tenant agrees to attorn to Lender, and Lender agrees to accept such attornment provided, however, that Lender shall not be liable for any accrued obligation of the Landlord or for any act or omission of the Landlord, whether prior to or after such foreclosure or other acquisition, or be subject to any offsets or counterclaims which shall have accrued to Tenant against the Landlord, prior to the date upon which Lender acquires ownership of the Premises through foreclosure, deed in lieu of foreclosure (dation en paiement) or otherwise.


         Section 4. Representations and Warranties. Tenant represents and warrants in favor of Lender as follows: .


                  (i) The Lease described on Schedule 1 is the only Lease Agreement between the Tenant and the Landlord covering the Premises; the Lease has not been modified or amended except as set forth on Schedule 1 hereof, and the Lease remains in full force and effect as of the date hereof.


                  (ii) There are no agreements with the Landlord or any other person concerning free rent, partial rent, rebate of rental payments or any other type of rental concession, except as set forth in the Lease.


                  (iii) There are no existing defaults under the Lease by the Tenant or the Landlord, and no state of facts exist which, together with notice to the Tenant or the Landlord (as the case may be) or the passage of time, or both, would entitle the Tenant or the Landlord to terminate the Lease. The foregoing representation, as it relates.to defaults by the Landlord or any person other than Tenant, shall apply only to the best of Tenant's knowledge, information and belief.


                  (iv) As of the date hereof, the Tenant does not have any existing defense or off set against the enforcement of the Lease by the Landlord or any outstanding claims against the Landlord.


                  (v) The minimum rent required by the Lease is in effect; all rent has been paid under the Lease through the date set forth on Schedule 1 hereof; and no rent has been prepaid more than one month.


         Section 5  Covenants of Tenant. Tenant covenants and agrees as follows:

                  (i)  Tenant  shall  faithfully   perform  all  of  the  terms,
covenants and conditions imposed on Tenant under the Lease.


                  (ii) Tenant shall not alter, modify, amend or terminate or accept a surrender of the Lease in any manner whatsoever, without the prior written consent of Lender.


                  (iii) Tenant shall not pay any rentals accruing under the Lease for more than one month in advance of the time when said rentals become due under the terms of the Lease.

                  (iv) Tenant shall not assign, sublease, mortgage, pledge or otherwise encumber the Lease without-the prior written consent of Lender.


                  (v) Tenant shall give prompt written notice to Lender of any default by Landlord under any of the terms and provisions of the Lease.


                  (vi) Upon request of Lender, Tenant shall' promptly provide Lender with a duly executed estoppel certificate in form reasonably required by Lender.


         Section 6. Disclaimer by Lender. Notwithstanding any of the provisions hereof, Lender shall have no obligation in favor of Tenant to perform any term, covenant or condition contained in the Lease, unless and until Lender acquires ownership of the Premises through foreclosure, deed in lieu of foreclosure (dation en paiement) or otherwise.


         Section 7. Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by the Lender to or on the Tenant shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by Borrower to Lender) as follows:


         Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by Tenant to or on Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States mail, registered or certified mail, or (if delivered by express courier) one business day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Lender to Tenant) as follows:


         Section 8. Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.


         Section 9. Cumulative Rights. The rights and remedies of the Lender under this Agreement shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.


         Section 10. Governing Law. This Agreement is, and the Note will be, contracts made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.


         Section 11. Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         THUS DONE AND SIGNED as of the date hereinabove first written.


TENANT:





LENDER: